                                                                   EXHIBIT 10(W)


                               LIZ CLAIBORNE, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
            (As amended and restated effective as of January 1, 1997)

                                INDEX TO ARTICLES



Article                                                                     Page
-------                                                                     ----
Preamble ..................................................................  1
1. Definitions ............................................................  1
2. Eligibility ............................................................  2
3. Contributions and Deferrals ............................................  2
4. Accounts ...............................................................  5
5. Benefits ...............................................................  7
6. Beneficiaries ..........................................................  8
7. Administration .........................................................  9
8. Amendment and Termination .............................................. 10
9. Miscellaneous .......................................................... 11

                                    PREAMBLE
                                    --------


     Effective August 5, 1993, Liz Claiborne, Inc. (the "Company") adopted this Liz Claiborne, Inc. Supplemental Executive Retirement Plan (the "Plan"). The Plan provides benefits to certain employees of the Company and its subsidiaries for whom contributions under the Liz Claiborne Profit-Sharing Retirement Plan and the Liz Claiborne Savings Plan are limited by certain provisions of law. It is intended that benefits paid under the Plan shall be paid under an arrangement that is, for purposes of the Employee Retirement Income Security Act of 1974, unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and that is, for purposes of the State Taxation of Pension Income Act of 1995 (the "Source Tax Act"), to the maximum extent considered a plan as described in section 2(b)(1)(I)(ii) of the Source Tax Act. This document describes the benefits provided under the Plan and is intended to represent a binding obligation of Liz Claiborne, Inc. and participating subsidiaries to provide those benefits, subject to the terms and conditions of the Plan as from time to time in effect. The Plan reads as follows, effective for years beginning on and after January 1, 1997:

                                    ARTICLE 1
                                   DEFINITIONS
                                   -----------

     The following terms when used in this Plan have the designated meanings unless a different meaning is clearly required by the context.

     1.1 Code, Committee, Company, Compensation, Disability, Eligible Employee, Employer, ERISA, Matching Contributions, Plan Year, Termination of Employment and Valuation Date have the meanings given them in the Profit-Sharing Plan.

     1.2 Beneficiary means the person or persons designated pursuant to Article 6 to receive a benefit in the event of a SERP Member's death before his SERP Account has been closed pursuant to Section 5.2(c) or 8.1(c).

     1.3 Company Stock means the common stock of the Company.

     1.4 Compensation Limit means, with respect to any Plan Year, the limit established for such Year pursuant to section 401(a)(17) of the Code.

     1.5 Deferral Limit means, with respect to any calendar year, the limit on elective deferrals for such year established pursuant to section 402(g) of the Code.

     1.6 Earnings Percentage means, with respect to any Plan Year, the annual rate of earnings on assets of the Profit-Sharing Plan.

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     1.7 Fair Market Value of a share of Company Stock on any date means the closing price per share reported on the New York Stock Exchange for such date or, if no trading occurs on such date, for the last preceding day on which trading occurred.

     1.8 Phantom Share means a bookkeeping entry made to a SERP Account pursuant to Section 3.2 or 3.4.

     1.9 Plan means this Liz Claiborne Supplemental Executive Retirement Plan as in effect from time to time.

     1.10 Plan Administrator means the individual serving pursuant to Section
7.1.

     1.11 Profit-Sharing Plan means the Liz Claiborne Profit-Sharing Retirement Plan.

     1.12 Savings Plan means the Liz Claiborne Savings Plan.

     1.13 Section 415 Limit means, with respect to any limitation year within the meaning of Treas. Reg. e 1.415-2(b), the limit established for such year pursuant to section 415(c)(1)(A) of the Code.

     1.14 SERP Account means an account established by the Company pursuant to
Section 4.1.

     1.15 SERP Compensation means Compensation without regard to the Compensation Limit (and without regard to any deferral elections made pursuant to this Plan).

     1.16 SERP Matching Accrual means an amount credited to a SERP Member's SERP Account pursuant to Section 3.3.

     1.17 SERP Member means an individual who has a SERP Account that has not been terminated pursuant to Section 5.2(c) or 8.1(c).

     1.18 SERP Profit-Sharing Accrual means an amount credited to a SERP Member's SERP Account pursuant to Section 3.1.


                                    ARTICLE 2
                                   ELIGIBILITY
                                   -----------

     2.1 Eligibility. An Eligible Employee who is a Member of the Profit-Sharing Plan or the Savings Plan, and whose opportunity to share in contributions under one or both such Plans could reasonably be expected to be limited in any Plan Year by the operation of the Compensation Limit, the Section 415 Limit or the Deferral Limit, or whose Compensation at least equals $100,000, shall become a SERP Member; provided, however, that no person shall become a SERP Member if he is not in a select group of management or highly compensated employees within the meaning of Section 201(2) of ERISA. In the case of an Eligible Employee whose SERP Compensation is at a rate in excess of $250,000 per year, the Committee in its discretion may waive the requirement that such Eligible Employee must be a Member of the Profit-Sharing Plan or the Savings Plan in order to be a SERP Member. A SERP Member shall be eligible to be credited with a SERP Profit-Sharing Accrual and with a SERP Matching Accrual, pursuant to the provisions of Sections 3.1 and 3.3, and shall be eligible to direct his Employer to defer part of his SERP Compensation pursuant to the provisions of Section
3.5. An individual shall continue to be a SERP Member until his SERP Account is closed pursuant to Section 5.2(c) or 8.1(c). The Committee in its sole discretion may establish specific terms and conditions for the participation of any Eligible Employee.


                                    ARTICLE 3
                           CONTRIBUTIONS AND DEFERRALS
                           ---------------------------

     3.1 SERP Profit-Sharing Accruals. As soon as practicable after the close of each Plan Year that begins on or after January 1, 1993, each Employer that makes a Profit-Sharing Contribution for such Plan Year determined pursuant to Section
3.1 of the Profit-Sharing Plan shall determine a SERP Profit-Sharing Accrual for such Plan Year for each SERP Member who is entitled to share in the allocation of such Profit-Sharing Contribution pursuant to Section 4.2 of the Profit-Sharing Plan. The SERP Profit-Sharing Accrual for each such SERP Member shall be equal to the product of (a) multiplied by (b), reduced by (c), where:

          (a) is the ratio of (i) such Profit-Sharing Contribution to (ii) the total Compensation, during the Plan Year for which such Profit-Sharing Contribution is made, of all Profit-Sharing Plan Members entitled to share in the allocation of such Profit-Sharing Contribution;

          (b) is the SERP Member's SERP Compensation during such Plan Year; provided, that if such SERP Compensation does not exceed the applicable Compensation Limit, the SERP Member shall be deemed to have no SERP Compensation for such Plan Year; and

          (c) is the amount allocated for such Plan Year to the SERP Member's Profit-Sharing Plan Account.

Each SERP Member's SERP Profit-Sharing Accrual shall be credited to his SERP Account as of the last day of the Plan Year to which it relates.

     3.2 Retroactive SERP Profit-Sharing Accruals. Each individual who on August 5, 1993 was both an Eligible Employee and a Member of the Profit-Sharing Plan, and whose SERP Compensation for the Plan Year 1992 exceeded the Compensation Limit, shall be credited with a retroactive SERP Profit-Sharing Accrual for each of the Plan Years 1985 through 1992 for which he was allocated a share of the Profit-Sharing Contribution pursuant to Section 4.2 of the Profit-Sharing Plan. The retroactive accrual for an individual for each such Year shall first be determined by the formula set forth in Section 3.1, and then increased by cumulative application of the Earnings Percentage for each subsequent Plan Year through 1992. The amount of each such retroactive accrual shall be converted to Phantom Shares using a price of $23.125 per Phantom Share, which is the Fair Market Value of a share of Company Stock on August 5, 1993. Such Phantom Shares shall be credited to the individual's SERP Account as of August 5, 1993.

     3.3 SERP Matching Accruals. Each SERP Member who has in effect a Participation Agreement pursuant to Section 3.1 of the Savings Plan during any Plan Year beginning on or after January 1, 1993, and who is eligible to share in the allocation of the Profit-Sharing Contribution for such Year pursuant to
Section 4.2 of the Profit-Sharing Plan, or any other Eligible Employee who may become a SERP Member pursuant to Section 2.1, shall be entitled to a SERP Matching Accrual for such Plan Year equal to (a) minus (b), where:

          (a) is 2.5 percent (0.025) of the SERP Member's SERP Compensation during such Plan Year; provided, that if such SERP Compensation does not exceed the applicable Compensation Limit, the SERP Member shall be deemed to have no SERP Compensation for such Plan Year; and

          (b) is the amount of Matching Contributions made under the Savings Plan for the SERP Member for such Plan Year.

A SERP Member's SERP Matching Accrual shall be credited to his SERP Account as of the last day of the Plan Year to which it relates.

     3.4 Retroactive SERP Matching Accruals. Each individual who on August 5, 1993 was both an Eligible Employee and a Member of the Savings Plan, and whose SERP Compensation for the Plan Year 1992 exceeded the Compensation Limit, shall be credited with a retroactive SERP Matching Accrual for each of the Plan Years 1985 through 1992 during which he had a Participation Agreement in effect under the Savings Plan. The retroactive accrual for an individual for each such Plan Year shall first be determined by the formula set forth in Section 3.3, and then increased by the cumulative application of the Earnings Percentage for each subsequent Plan Year through 1992. The amount of each such retroactive accrual shall be converted to Phantom Shares using a price of $23.125 per Phantom Share, which is the Fair Market Value of a share of Company Stock on August 5, 1993. Such Phantom Shares shall be credited to the individual's SERP Account as of August 5, 1993.

     3.5 Deferral Election. (a) Effective January 1, 1995, or as soon as practicable thereafter, each SERP Member who is an Eligible Employee may direct the Employer that employs him to reduce his SERP Compensation for a Plan Year by an amount equal to any whole percentage thereof, provided that such percentage shall be not less than one percent (1%) and not more than fifteen percent (15%), and to pay such amount to such SERP Member in the future as deferred compensation. Any direction pursuant to this Section 3.5 shall be given in writing, at such time and in such manner as the Committee shall prescribe, and shall apply only to SERP Compensation that is remuneration for services rendered after the date such direction is given. No direction given pursuant to this
Section 3.5 shall be changed with retroactive effect.

     (b) A reduction of SERP Compensation elected pursuant to this Section 3.5 shall be effected by regular payroll deductions subsequent to the date the SERP Member directs an Employer to make such reduction. Each such payroll deduction shall be equal to the amount determined for the applicable pay period in accordance with the SERP Member's direction given pursuant to paragraph (a) of this Section 3.5.

     (c) Each payroll deduction described in paragraph (b) of this Section 3.5 shall be credited to the SERP Member's SERP Account as of the day on which such amount would otherwise have been paid to the SERP Member.


                                    ARTICLE 4
                                    ACCOUNTS
                                    --------

     4.1 SERP Accounts. The Company shall establish a SERP Account for each SERP Member which shall be credited with the amounts determined pursuant to Sections 3.1, 3.3 and 3.5 and the number of Phantom Shares determined pursuant to Sections 3.2 and 3.4, and with earnings determined pursuant to Sections 4.2, and 4.3.

     4.2 Imputed Earnings. (a) The balance standing credited to each SERP Account other than the portion expressed in Phantom Shares shall be credited with earnings as of the last day of each Plan Year as provided for in this
Section 4.2.

     (b) The amount of earnings for any Plan Year with respect to the balance of the SERP Account represented by the SERP Member's SERP Profit Sharing Accruals, SERP Matching Accruals and related earnings shall be equal to such balance as of the first day of such Plan Year multiplied by the Earnings Percentage for such Plan Year unless such Earnings Percentage is negative.

     (c) The Committee may, in its discretion, permit SERP Members to elect the rate(s) of earnings applicable to the balance of the SERP Account represented by payroll deduction amounts credited to such SERP Account pursuant to Section 3.5 and related earnings. The Committee may also determine the number of times in each Plan Year a SERP Member may change any such election. The amount of earnings for any Plan Year with respect to the balance of the SERP Account representing payroll deduction amounts credit to such SERP Account pursuant to
Section 3.5 and related earnings shall be the amount of such balance (including payroll deduction amounts for such Plan Year) multiplied by the applicable rate(s) of earnings elected by the SERP Member (or, in the absence of any such election, the Earnings Percentage for such Plan Year), prorated to reflect the portion of the Plan Year during which each payroll deduction amount for such Plan Year stood credited to such SERP Account.

     4.3 Credits for Dividend Reinvestment. Whenever a cash dividend is paid on Company Stock, the portion of each SERP Account expressed in Phantom Shares shall be credited as of the payment date with a number of Phantom Shares (including any fractional share) equal to the quotient of (a) an amount equal to the cash dividend payable on a number of shares of Company Stock equal to the number of Phantom Shares (excluding any fractional share) standing credited to such SERP Account at the record date divided by (b) the Fair Market Value of a share of Company Stock on such payment date. In the event of a stock dividend or distribution, stock split, recapitalization or the like, each SERP Account shall be credited as of the payment date with a number of Phantom Shares (including any fractional share) equal to the number of shares (including any fractional share) of Company Stock payable in respect of shares of Company Stock equal in number to the number of Phantom Shares (excluding any fractional share) standing credited to such SERP Account at the record date.

     4.4 Vesting of SERP Accounts. A SERP Member's interest in that portion of his SERP Account attributable to compensation deferrals elected pursuant to
Section 3.5, and earnings credited thereon pursuant to Section 4.2, shall be fully vested and nonforfeitable at all times. A SERP Member's vested and nonforfeitable interest in the remaining portion of his SERP Account shall be fully vested and nonforfeitable upon the happening of any of the events set forth in Section 5.3 of the Savings Plan; in any other circumstances, a SERP Member's vested and nonforfeitable interest in his SERP Account attributable to SERP Matching Accruals shall be determined on the same basis as his vested percentage in his Matching Contributions under the

Savings Plan and his vested and nonforfeitable interest in the remaining portion of his SERP Account shall be determined on the same basis as his vested percentage under Section 6.2 of the Profit-Sharing Plan.

     4.5 Accounts Confer No Interest in Assets. The crediting of amounts and of shares of Phantom Stock to the SERP Account of a SERP Member is merely a bookkeeping record and shall not confer on such SERP Member any right, title or interest in or to any specific assets of any Employer.

     4.6 Account Statements. The Plan Administrator shall furnish written statements to each SERP Member setting forth, at least as of the end of each calendar year, the amounts and the number of shares of Phantom Stock (including any fractional share) standing credited to his SERP Account.


                                    ARTICLE 5
                                    BENEFITS
                                    --------

     5.1 SERP Benefit. A SERP Member's SERP benefit shall be a sum equal to the dollar value of his SERP Account at the time of payment pursuant to Section 5.2. Phantom Shares standing credited to a SERP Account shall be converted to a dollar value using the Fair Market Value of a share of Company Stock on the day in which the SERP Member's Termination of Employment occurs.

     5.2 Time and Method of Payment. (a) A SERP Member's vested SERP benefit shall be paid to him, or to his Beneficiary in the event of his death, as a single sum in cash unless he has elected otherwise in accordance with Section 5.2(b). Payment shall be made as soon as practicable after the end of the year following Termination of Employment. The Plan Administrator may delay any payment, in whole or in part, if in his judgment such a delay is necessary in order to preserve tax deductibility of the amount paid.

     (b) Subject to the further provisions of this paragraph (b), the Plan Administrator may permit SERP Members, under uniformly applicable procedures, to designate the form of payment of their SERP Benefits. Pursuant to such procedures, a SERP Member may elect to receive his SERP Benefit in substantially equal installments paid at such intervals as the Plan Administrator shall determine over a period certain not to exceed the lesser of 15 years or his life expectancy determined at the time payments are to commence. Such election shall apply to the SERP Member's entire SERP Benefit. Each Eligible Employee who is or becomes a SERP Member on January 1, 1997 shall file such election with the Plan Administrator prior to December 31, 1996. Each Eligible Employee who becomes a SERP Member thereafter shall file such election with the Plan Administrator upon becoming a SERP Member. A SERP Member's election shall remain in effect until such time as a new election shall be made; provided, however, that no new election shall become effective unless it has been in effect for at least one year prior to the SERP Member's Termination of Employment (but the one year requirement shall not apply if Termination was due to accidental death). If a SERP Member who has elected to receive or is receiving payment in installments dies before his entire SERP Benefit has been paid, his Beneficiary shall receive the undistributed SERP Benefit in a single distribution, which shall be made as soon as practicable following the date of death, unless the SERP Member had specifically elected that payments continue to be made to the Beneficiary in installments.

     (c) When all benefit payments provided for under Section 5.2 have been made in full, a SERP Member's SERP Account shall be closed.

     5.3 Source of Payment. The SERP benefit of each SERP Member shall be the obligation of the Employer(s) by which such SERP Member was employed at the time SERP Accruals and SERP Compensation reductions in respect of him were made pursuant to Sections 3.1 through 3.5, and shall be the general liability of such Employer(s). The claim of a SERP Member or Beneficiary to a SERP benefit shall at all times be merely the claim of an unsecured creditor of the Employer(s) responsible therefor. No trust, security, escrow, or similar account need be established for the purpose of paying SERP benefits. However, the Company may in its discretion establish a custodial account or "rabbi trust" (or other arrangement having equivalent taxation characteristics under the Code and applicable regulations or rulings) to hold assets of the Employers, subject to the claims of such Employers' creditors in the event of insolvency, for the purpose of paying SERP benefits. If the Company establishes such an account or trust, amounts paid therefrom shall discharge the obligations hereunder to the extent of the payments so made.

     5.4 Withholding. All deferrals and payments under the Plan shall be subject to any applicable withholding requirements imposed by any tax or other law. The Employer(s) responsible for payment of a SERP benefit shall have the right to require as a condition of deferral and payment that the Eligible Employee or other recipient remit to such Employer an amount sufficient in its or their opinion to satisfy all applicable withholding requirements.


                                    ARTICLE 6
                                  BENEFICIARIES
                                  -------------

     6.1 Beneficiary Designation. A SERP Member shall be deemed to have designated the same Beneficiary or Beneficiaries for his SERP benefit as those he has at the time of reference properly designated pursuant to Section 8.6 of the Profit-Sharing Plan unless he/she indicates otherwise pursuant to procedures established by the Plan Administrator. Any proper change in designation under the Profit-Sharing Plan shall be deemed a like change under this Plan. In the event that there is no properly designated Beneficiary or contingent Beneficiary living at the time of a SERP Member's death, any unpaid amount of his SERP benefit shall be paid in accordance with Section 8.6.4 of the Profit-Sharing Plan.

     6.2 Payment to Incompetent. If any person entitled to benefits under this Plan shall be a minor or physically or mentally incompetent in the judgment of the Committee, such benefits may be paid to the person to whom benefits under the Profit-Sharing Plan are paid pursuant to Section 15.6 thereof.


                                    ARTICLE 7
                                 ADMINISTRATION
                                 --------------

     7.1 Appointment of Plan Administrator. Except to the extent reserved to the Committee pursuant to a provision of the Plan, authority to administer the Plan shall be vested in the Plan Administrator, who shall be appointed by and serve at the pleasure of the Committee and shall have the power and discretion to:

     (a) make and enforce rules and regulations and prescribe the use of forms he deems appropriate for the administration of the Plan;

     (b) construe all terms, provisions, conditions and limitations of the Plan and resolve ambiguities, inconsistencies and omissions;

     (c) determine all questions arising out of or in connection with the provisions of the Plan or its administration in any and all cases in which he deems such a determination advisable, such determinations to be final and conclusive on all persons;

     (d) delegate authority to agents and other persons to act on his behalf in carrying out the provisions and administration of the Plan, and to take or direct any action required or advisable with respect to the administration of the Plan.

     7.2 Claims Procedure. The claims procedure in the event that the Plan Administrator denies any SERP Member's or Beneficiary's claim for benefits shall be that established pursuant to Section 15.1 of the Profit-Sharing Plan.

     7.3 Service of Process. The Company or such other person as may from time to time be designated by the Company shall be the agent for service of process under the Plan.

     7.4 No Bond Required. No bond or other security shall be required of the Plan Administrator or any member of the Committee or any person to whom the Plan Administrator or the Committee delegates authority except as may be required by law.

     7.5 Limitation of Liability; Indemnity. Except to the extent otherwise provided by law, if any duty or responsibility of the Plan Administrator or the Committee has been allocated or delegated to any other person in accordance with any provision of this Plan, then the Plan Administrator or the Committee (as the case may be) shall not be liable for any act or omission of such person in carrying out such duty or responsibility. The Company shall indemnify and save the Plan Administrator and each person who is a member of the Committee, and each employee or director of an Employer who may be deemed a "fiduciary" under the Plan, harmless against any and all loss, liability, claim, damage, cost and expense which may arise by reason of, or be based upon, any matter connected with or related to the Plan or the administration of the Plan (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or in settlement of any such claim) to the fullest extent permitted under applicable law, except when the same is judicially determined to be due to the gross negligence or willful misconduct of the Plan Administrator or such Committee member, employee or director.

     7.6 Payment of Expenses. The Plan Administrator and members of the Committee shall serve without special compensation. These expenses, and all other expenses of Plan administration, shall be paid by the Company.


                                    ARTICLE 8
                            AMENDMENT AND TERMINATION
                            -------------------------

     8.1 Right Reserved. (a) Subject to Section 8.2, the Committee may at any time amend the Plan, retroactively or otherwise, any respect or terminate the Plan. However, no such amendment or termination shall reduce any SERP Member's SERP benefit determined as though the date of such amendment or termination were the date of his Termination of Employment. No amendment shall increase Plan benefits, or broaden Plan eligibility, without action by the Board of Directors of the Company.

     (b) Notwithstanding a termination of the Plan, earnings shall continue to be credited to each SERP Account pursuant to Sections 4.2 and 4.3 until such time as such Account is terminated pursuant to Section 5.2(c) or 8.1(c).

     (c) In its discretion, the Company may upon Plan termination or at any time thereafter pay to every SERP Member (or Beneficiary) in a single distribution a sum determined pursuant to Section 5.1, whereupon all SERP Accounts shall be terminated.

     8.2 Action to Bind Company. Upon the execution of the Plan by the Company, each other Employer designates the Company as its agent to administer the Plan. Any amendment or termination of the Plan by the Company shall be binding upon each other Employer.


                                    ARTICLE 9
                                  MISCELLANEOUS
                                  -------------

     9.1 Doubt as to Right to Payment. If any doubt exists as to the right of any person to any benefits under this Plan or the amount or time of payment of such benefits (including, without limitation, any case of doubt as to identity, or any case in which any notice has been received from any other person claiming any interest in amounts payable hereunder, or any case in which a claim from other persons may exist by reason of community property or similar laws), the Plan Administrator may, in his discretion, direct that payment of such benefits be deferred until such right or amount or time is determined, or until a court of competent jurisdiction orders that such benefits by paid into court in accordance with appropriate rules of law, or the Plan Administrator may direct that payment be made only upon receipt of a bond or similar indemnification (in such amount and in such form as is satisfactory to him).

     9.2 Spendthrift Clause. No benefit, distribution or payment under the Plan may be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process whether pursuant to a "qualified domestic relations order" as defined in section 414(p) of the Code or otherwise.

     9.3 Usage. Whenever applicable, the masculine gender, when used in the Plan, includes the feminine gender, and the singular includes the plural.

     9.4 Data. Any SERP Member or Beneficiary claiming a SERP benefit under the Plan shall furnish to the Plan Administrator such documents, evidence or information as the Plan Administrator shall consider necessary or desirable for the purpose of administering the Plan, or to protect the Plan Administrator. It is a condition of the Plan that each such SERP Member or Beneficiary shall furnish promptly true and complete data, evidence or information and sign such documents as the Plan Administrator may require before any benefits become payable under the Plan.

     9.5 Separability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan. If any benefit or portion of any benefit payable hereunder is determined not to be paid pursuant to an arrangement described in section 2(b)(1)(I)(ii) of the Source Tax Act or pursuant to a plan that is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of ERISA, such benefit or portion thereof shall be deemed paid under a separate plan or arrangement for purposes of the Source Tax Act or ERISA, as the case may be, under provisions identical to this Plan. Without limiting the application of the preceding sentences, a provision shall be considered invalid if its operation would cause the Profit-Sharing Plan or Savings Plan to fail to qualify under section 401 of the Code. Further, if any provision of this Plan shall hereafter be held to be invalid, unenforceable or illegal in whole or in part, in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the Plan as expressed herein or (ii) if such provision cannot be so reformed, such provision shall be severed from the Plan and an equitable adjustment shall be made to the Plan (including, without limitation, addition of necessary further provisions to the Plan) so as to give effect to the intent as so expressed. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of the Plan.

     9.6 Captions. The captions in this document and in the table of contents prefixed hereto are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan and shall in no way affect the Plan or the construction of any provisions thereof.

     9.7 Right of Discharge Reserved. The establishment of the Plan shall not be construed to confer upon any employee any legal right to be retained in the employ of an Employer or give any employee or any other person any right to benefits, except to the extent expressly provided for hereunder. All employees shall remain subject to discharge to the same extent as if the Plan had never been adopted, and may be treated without regard to the effect such treatment may have upon them under the Plan.

     9.8 Limitations on Liability. Notwithstanding any other provision of the Plan, no Employer nor any employee or agent of an Employer shall be liable to any SERP Member, Beneficiary or other person for any claim, loss, liability or expense incurred in connection with the Plan.

     9.9 Governing Law. The Plan is intended to constitute (a) in part an arrangement that is an unfunded "excess benefit plan" and in part an arrangement that is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, all within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and (b) an arrangement that is described in section 2(b)(1)(I)(ii) of the Source Tax Act. All rights under this Plan shall be governed by and construed in accordance with rules of Federal law applicable to such plans. No action (whether at law, in equity or otherwise) shall be brought by or on behalf of any Participant or Beneficiary for or with respect to benefits due under this Plan unless the person bringing such action has timely exhausted the Plan's claim review procedure. Any action (whether at law, in equity or otherwise) must be commenced within three years. This three year period shall be



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


computed from the earlier of (a) the date a final determination denying such benefit, in whole or in part, is issued under the Plan's claim review procedure and (b) the date such individual's cause of action first accrued (as determined under the laws of the State of New York without regard to principles of choice of laws).

     IN WITNESS WHEREOF, LIZ CLAIBORNE, INC. has caused this instrument to be executed by its duly authorized officers, and its corporate seal to be hereunto affixed, as of this 1st day of January, 1997.


                                        LIZ CLAIBORNE, INC.



                                        By: /s/ Samuel M. Miller
                                           -------------------------------------
                                        Title: Senior Vice President-Finance and
                                                 Chief Financial Officer



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